Exhibit 4.2

SILICON GRAPHICS, INC.

11.75% Senior Secured Notes Due 2009

INDENTURE

Dated as of December     , 2003

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.06; 7.08
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05; 2.14
	(b)	2.14(b); 13.03
	(c)	2.14(c); 13.03
313	(a)	7.12(a)
	(b)	7.12(a)
	(c)	7.12(a)
	(d)	7.12(b)
314	(a)	4.03; 4.04
	(b)	11.05
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	11.05
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(1)(A)	6.02
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

Note:      This cross-reference table shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS(1)

(1) This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of December     , 2003, between SILICON GRAPHICS, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 11.75% Senior Secured Notes Due 2009 (the “Securities”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Administrative Agent” means Wells Fargo Foothill, Inc., as administrative agent for the lenders under the Secured Credit Facility, and any successor thereto “exercising substantially the same rights and powers and representative of lender to whom the Company has granted a Senior Priority Lien on the collateral as permitted under this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Average Life” means, with respect to any indebtedness, the quotient obtained by dividing the sum of the products of (1) the number of years from the date of determination to the dates of each successive scheduled principal payment on such indebtedness, and (2) the amount of such principal payment, by the sum of all such principal payments.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means each day of the year on which banking institutions are not required or authorized to close in The City of New York or at the principal corporate trust office of the Trustee.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership, partnership interests (whether general or limited), and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing person.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets of the Company that secure the Securities pursuant to the Junior Priority Security Documents as amended from time to time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Custodian” means U.S. Bank National Association, as custodian with respect to any Global Security, or any successor.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.12.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disqualified Stock” means Capital Stock that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder, in whole or in part, on or prior to the date that is the Stated Maturity of the Securities and the New Convertible Notes.

“Event of Default” means any event or condition specified as such in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of such transaction or event, will be listed) on a United States national securities exchange or approved for quotation in the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices.

“GAAP” means generally accepted accounting principles.

“Global Security” means a Security that is registered in the Security Register in the name of the Depository or a nominee thereof.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Intellectual Property Security Agreement” means an intellectual property security agreement executed and delivered pursuant to the terms of the Security Agreement by the Company and Trustee, the form and substance of which is satisfactory to the Trustee.

“Intercreditor Agreement” means (i) the intercreditor agreement dated as of the date hereof among the Company, the Trustee and Wells Fargo Foothill, Inc., as Administrative Agent under the Secured Credit Facility and (ii) any agreement entered into among the Company, the Trustee and any holder of a Senior Priority Lien (or its representative).

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Period” shall have the meaning set forth in Section 10.02.

“Junior Priority Lien” means, to the extent securing the Securities, a Lien granted by a Junior Priority Security Document as security for the Securities, which is junior in priority to the Senior Priority Liens.

“Junior Priority Security Documents” means, collectively, the Security Agreement, the Intellectual Property Agreement and all other security agreements, pledges, collateral assignments, mortgages or other instruments evidencing or creating any Security Interests in favor of the Trustee, for the benefit of the Trustee and the Securityholders, in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms thereof.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, redemption upon a Fundamental Change or otherwise.

“New Convertible Indenture” means that certain Indenture dated as of December   , 2003 between the Company and the Trustee, relating to the New Convertible Notes.

“New Convertible Notes” means the Company’s 6.50% Senior Secured Convertible Notes Due 2009.

“Noteholder Documents” means this Indenture, the Securities, the Intercreditor Agreement and the Junior Priority Security Documents.

“Officer” means the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Old Notes” means the Company’s 5.25% Senior Convertible Notes Due 2004.

“Old Notes Indenture” means that certain Indenture dated as of September 1, 1997 between the Company and the U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of California, N.A., relating to the Old Notes.

“Opinion of Counsel” means a written opinion signed by legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee.  Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the information specified in Sections 12.04 and 12.05.

“Options” means any warrants, options or other rights to acquire Capital Stock of the Company (but excluding (i) any options or other rights issued under a plan maintained by the Company for the benefit of employees, directors and consultants, and (ii) any debt security that is convertible into or exchangeable for Capital Stock of the Company).

“Permitted Purchase Money Indebtedness” means indebtedness incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.  For the purposes of this definition, any Security authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prospectus” means the prospectus dated November 21, 2003, as amended or supplemented from time to time included in the registration statement (File No. 333-110683) on Form S-3 filed by the Company under the Securities Act with the SEC pursuant to which the Company offered to exchange the Securities and the New Notes for its Old Notes.

“Redemption Date” shall mean a date specified for redemption of the Securities (other than redemption upon a Fundamental Change at the option of the Securityholder) in accordance with the terms of the Securities and Section 3.01 of this Indenture.

“Redemption Price” shall have the meaning set forth in paragraph 5 of the Securities.

“Regular Record Date” for the interest payable on any Interest Payment Date means the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“SEC” means the Securities and Exchange Commission.

“Secured Credit Facility” means that certain Amended and Restated Loan and Security Agreement among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc., as Administrative Agent for itself and other lenders, and the Bank of America, N.A. dated as of September 20, 2002, as the same shall be renewed, replaced, restructured or refinanced (whether with the original administrative agent and lenders or others, and whether provided under the original Secured Credit Facility or any other agreement or indenture).

“Security” or “Securities” means any of the Company’s 11.75% Senior Secured Notes Due 2009, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated as of the date hereof between the Trustee and the Company.

“Security Interests” means the Liens on the Collateral created by the Junior Priority Security Documents in favor of the Trustee on a junior priority basis, for the benefit of the Trustee and the Securityholders.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Security Register” has the meaning specified in Section 2.05.

“Senior Priority Lien” means any lien on the Collateral created by the Company that this senior to the lien granted to Securityholders under the Security Agreement and that secures debt permitted under Section 4.06(e) of this Indenture, including, but not limited to the liens created under the Secured Credit Facility.

“Senior Priority Lien Obligations” means all indebtedness incurred by the Company and permitted under this Indenture that is secured by a Senior Priority Lien.

“SGI Japan Secured Debt” means that Loan Agreement between the Company, Silicon Graphics World Trade B.V. and SGI Japan, Ltd. as of November 9, 2001, as the same may be amended from time to time.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other indebtedness or any installment of interest thereon, the date specified as the fixed date on which the principal of such debt or such installment of interest is due and payable as set forth in the documentation governing that debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means a corporation of which a majority of the capital stock (which for purposes of this definition means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by such corporation) having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned directly or indirectly by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.03.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

Section 1.02.  Other Definitions.

Term	Defined in Section
Bankruptcy Law	6.01
Company Notice	3.07
Event of Default	6.01
Fundamental Change Repurchase Date	3.07
Fundamental Change Redemption Price	3.07
Incur	4.06
Legal Holiday	12.08
Notice of Default	6.01
Paying Agent	2.03
Registrar	2.03

Section 1.03.  Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Securityholder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c)           “or” is not exclusive;

(d)           “including” means including, without limitation; and

(e)           words in the singular include the plural, and words in the plural include the singular.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

Section 2.02.  Execution And Authentication.  The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairman, its President, one of its Senior Vice Presidents or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $230,591,000 upon a Company Order without any further action by the Company.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), and an office or agency where Securities may be presented for purchase or payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.04.  Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or securities sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any funds and securities disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money or securities.

Section 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on November 15 and May 15 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06.  Exchange and Registration of Transfer of Securities; Depositary.  Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.  Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Securities presented for registration of transfer or for exchange, purchase, redemption or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney duly authorized in writing.

No service charge shall be charged to the Securityholder for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any selection of Securities to be redeemed or (b) any Securities or portions thereof selected or called for redemption or (c) any Securities or portion thereof surrendered for redemption (and not withdrawn) pursuant to Section 3.07.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

The provisions of Clauses (a), (b), (c), (d) and (e) below shall apply only to Global Securities:

(a)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)           Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in party may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

(c)           Subject to 2.06(b) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(d)           Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof whether pursuant to this Article Two or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)           The Depositary or its nominee, as registered own of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the applicable procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its agent members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities in global form.  Initially, the Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If at any time the Depositary for the Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, the Company may appoint a successor Depositary with respect to such Security.  If a successor Depositary for the Global Security is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of a Company Order for authentication and delivery of Securities, will authenticate and deliver, Securities in definitive form, in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Security in the global form.

Section 2.07.  Replacement Securities.  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, on a Fundamental Change Repurchase Date or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

Section 2.09.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10.  Cancellation.  All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be destroyed by the Trustee and evidence of their destruction delivered to the Company unless the Company directs by Company Order that the Trustee deliver canceled Securities to the Company.

Section 2.11.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal amount, premium, if any, interest, Redemption Price and Fundamental Change Redemption Price in respect thereof, for all purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.  Payment of Interest; Interest Rights Preserved.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted

Interest may be paid by the Company, at its election in each case, as provided in (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause 2.12(b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.13.  Computation of Interest.  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14.  Preservation of Information; Communications to Holders.

(a)        The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 2.05 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 2.05 upon receipt of a new list so furnished.

(b)        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding right and duties of the Trustee, shall be as provided in the TIA.

(c)        Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to names and addresses of the Holders made pursuant to the TIA.

ARTICLE 3
REDEMPTION

Section 3.01.  Right to Redeem; Notices to Trustee.  The Company, at its option, may redeem the Securities in accordance with the provisions of paragraph 5 of the Securities.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price, and the amount of accrued interest to, but excluding, the Redemption Date.

The Company shall give the notice to the Trustee provided for in this Section 3.01 (i) in the case of any redemption of fewer than all of the Securities, at least 45 days before the Redemption Date and (ii) in the case of a redemption of all of the Securities, no later than the Company is required to give notice to the Holders pursuant to Section 3.03, in each case unless a shorter notice shall be satisfactory to the Trustee.

Section 3.02.  Selection of Securities to be Redeemed.  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any stock exchange or automated quotation system on which the Securities are then listed).  The Trustee shall make the selection at least 10 days, but not more than 60 days, before the Redemption Date from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.  Securities and portions of Securities selected by the Trustee shall be in principal amounts of $1,000 or a multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price, together with the amount of accrued interest to, but excluding, the Redemption Date;

(c)           the name and address of the Paying Agent;

(d)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest to, but excluding, the Redemption Date;

(e)           if fewer than all the outstanding Securities are to be redeemed, the certificate number and principal amounts of the particular Securities to be redeemed; and

(f)            that interest on Securities called for redemption will cease to accrue on and after the Redemption Date.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date, stated in the notice.

Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption

Price, together with accrued interest to, but excluding, the Redemption Date, stated in the notice.

Section 3.05.  Deposit of Redemption Price.  Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m.  New York City time, on such Redemption Date.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07.  Redemption at Option of the Holder upon a Fundamental Change.

(a)        If a Fundamental Change shall occur at any time prior to July 1, 2009, each Holder of Securities shall have the right, at such Holder’s option, to require the Company to redeem such Holder’s Securities on the date (the “Fundamental Change Repurchase Date”) (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company’s notice of such Fundamental Change.  The Securities will be redeemable in part in multiples of $1,000 of principal amount.  Such repayment shall be made at 100% of the principal amount (the “Fundamental Change Redemption Price”) thereof. In each case, the Company shall also pay to such Holders accrued interest to, but excluding, the Fundamental Change Repurchase Date on the redeemed Securities; provided that if such Fundamental Change Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding the Regular Record Date.

(b)        On or before the tenth day after the occurrence of a Fundamental Change, the Company, or, at its written request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the “Company Notice”) of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof.  Such notice shall be mailed in the manner and with the effect set forth in Section 3.03.  The Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to the Holders.

Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Repurchase Date, the Fundamental Change Redemption Price at which the Company shall be obligated to redeem the Securities, the amount of interest accrued on each Security to, but excluding, the Fundamental Change Repurchase Date, the latest time by which the Holder must exercise the redemption right (the “Fundamental Change Expiration Time”), that the Holder shall have the right to withdraw any Notes prior to the Fundamental Change Expiration Time, a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Notes and the place or places where the Holder is to surrender such Holder’s Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ redemption rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.07.

(c)        For a Security to be so redeemed at the option of the Holder, the Paying Agent must receive such Security with the form entitled “Option to Elect Redemption Upon a Fundamental Change” on the reverse thereof duly completed (a “Fundamental Change Redemption Notice”), together with such Security duly endorsed for transfer, on or before the 30th day after the date of such Company Notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding.

(d)        Upon receipt by the Company of the Fundamental Change Redemption Notice specified in Section 3.07(c), the Holder of the Security in respect of which such Fundamental Change Redemption Notice was given shall (unless such Fundamental Change Redemption Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, with respect to such Security.  Such Fundamental Change Redemption Price together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, shall be paid to such Holder promptly following the Fundamental Change Repurchase Date.

A Fundamental Change Redemption Notice may be withdrawn by the Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Fundamental Change Repurchase Date to which it relates specifying:

(i)            the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

(ii)           the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii)          the principal amount, if any, of such Security which remains subject to the original Fundamental Change Redemption Notice and which has been or will be delivered for purchase by the Company.

There shall be no redemption pursuant to Section 3.07 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Redemption Notice and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, with respect to such Securities).

(e)        On or before the Fundamental Change Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money and/or securities, if permitted hereunder, sufficient to pay the aggregate Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, of all the Securities or portions thereof which are to be redeemed as of such Fundamental Change Repurchase Date; provided that if such payment is made on the Fundamental Change Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m.  New York City time, on such Fundamental Change Repurchase Date.

(f)         Any Security that is to be redeemed upon a Fundamental Change only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not redeemed.

(g)        In connection with any offer to redeem Securities under Section 3.07 hereof the Company shall comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.07 to be exercised in the time and in the manner specified in Section 3.07.

(h)        The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 9 of the Securities, together with interest or dividends, if any (subject to the provisions of Section 7.01(f)), thereon, held by them for the payment of a Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date; provided, however that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Repurchase Date then promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  The principal amount, premium, if any, accrued interest, Redemption Price and Fundamental Change Redemption Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds on or before 10:00 a.m.  New York City time on such date, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amount then due.

The Company shall pay interest at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

Section 4.02.  SEC Reports.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 4.03.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in June 2004) an Officers’ Certificate stating whether or not the signers know of any Default that occurred during such period.  If they do, such Officers’ Certificate shall describe the Default and its status.

Section 4.04.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of U.S. Bank Trust National Association, an Affiliate of the Trustee, at 100 Wall Street, Suite 1600, New York, NY 10005, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 4.06.  Restriction on Additional Indebtedness.  The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable for (“Incur”) any additional indebtedness for borrowed money or issue any Disqualified Stock, except that the Company may, and may permit any Subsidiary to Incur additional indebtedness:

(a)        pursuant to any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, or any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices, entered into in the ordinary course of business for the purpose of limiting risks associated with our business and not for speculation;

(b)        with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting indebtedness for borrowed money, including letters of credit supporting performance, surety or appeal bonds, indemnification obligations, lease or other contractual deposits, or other similar obligations;

(c)        the proceeds of which, less fees and expenses, are used to repay, redeem or repurchase, at the option of the Company, Securities, New Convertible Notes, or Old Notes, provided that if any Securities or New Convertible Notes will remain outstanding, the Stated Maturity of the indebtedness incurred must be at least 120 days after the Stated Maturity of the Securities and New Convertible Notes;

(d)        indebtedness incurred to refinance, renew or replace the SGI Japan Secured Debt, or any extensions or amendments of the SGI Japan Secured Debt, in each case that do not increase the principal amount thereof;

(e)        other indebtedness to banks or other institutional lenders in the form of revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like, including the Secured Credit Facility as it may be extended, refinanced, renewed or replaced, provided that the aggregate principal amount of such other indebtedness at any time outstanding does not exceed $100 million;

(f)         indebtedness represented by purchase money liens or the interests of lessors under Capital Leases to the extent that such liens or interests secure Permitted Purchase Money Indebtedness and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof, including indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (f); or

(g)        that is (i) in an aggregate principal amount no greater than $35,000,000, (ii) is subordinate in right of payment to all amounts payable under the Securities and the New Notes, (iii) does not have a final Stated Maturity prior to the Stated Maturity of the Securities and the New Notes, and (iv) has an Average Life at least equal to the remaining Average Life of the Securities and the New Notes.

Section 4.07.  Restricted Payments.  The Company shall not

(a)        declare or pay any dividend or make any distribution on its Capital Stock, other than dividends or distributions paid in its or its Subsidiaries’ Capital Stock other than Disqualified Stock;

(b)        purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or Options, other than (1) the repurchase of unvested restricted stock in connection with voluntary or involuntary terminations of employment with an aggregate purchase price less than $100,000 per fiscal year, or (2) repurchases, redemptions, acquisitions or retirements paid for with its or its Subsidiaries’ Capital Stock other than Disqualified Stock or Options to buy Capital Stock other than Disqualified Stock;

(c)        pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company as could have been obtained from a third-party that was not an Affiliate (except that the Company may enter into compensatory arrangements with and pay such salary, bonus or other compensation to employees, officers and directors as have been approved by a committee of the Company’s Board of Directors comprised of independent directors); or

(d)        repay, redeem, repurchase, defease or otherwise acquire or retire for value, any indebtedness subordinated in right of payment to the Securities or the New Convertible Notes except a payment of interest or principal when due.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01.  When Company May Merge or Transfer Assets.  Company shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Company is the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)        the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)        immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  “Event of Default” occurs if:

(a)        the Company defaults in the payment of the principal amount of, premium, if any, Redemption Price or Fundamental Change Redemption Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

(b)        the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for 30 days;

(c)        the Company fails to comply with any of its agreements in the Securities, this Indenture or the Junior Priority Security Documents and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(d)        a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 60 consecutive days; or

(e)        the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

(f)         an event of default under the Old Notes Indenture or the New Convertible Indenture shall have occurred which results in the principal amount and accrued interest on that debt becoming immediately due and payable.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice (a “Notice of Default”).  Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

Section 6.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount and premium, if any, on all the

Securities and the interest accrued thereon to be immediately due and payable.  Upon such a declaration, such principal amount, premium, if any, and interest accrued thereon shall be due and payable immediately.  If an Event of Default specified in Section 6.01(d) or (e) occurs and is continuing, the principal amount and premium, if any, on all the Securities and the interest accrued thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount, premium, if any, and interest accrued thereon that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount and premium, if any, on the Securities and interest accrued thereon or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(a) or 6.01(b), or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

Section 6.06.  Limitation on Suits.  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)           the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

(d)           the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(e)           the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Repurchase Date, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default described in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, premium, if any, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of the principal amount, premium, if any, accrued interest, Redemption Price or Fundamental Change Redemption Price and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

Section 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article 6 (including upon realization of any Lien on the Collateral), it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Securityholders for amounts due and unpaid on the Securities for the principal amount, premium, if any, accrued interest, Redemption Price or

Fundamental Change Redemption Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy, under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12.  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, premium, if any, accrued interest, Redemption Price or Fundamental Change Redemption Price in respect of Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)        Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)        Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)        The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Company Order, Officers’ Certificate or Opinion of Counsel.

(c)        The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar may do the same with the like rights.  However, the Trustee must comply with Section 7.10.

Section 7.04.  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be responsible for any statement in the Prospectus with respect to the Securities or in the Indenture of the Securities (other than its certificate of authentication), the acts of an prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05.  Notice of Defaults.  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs.  Except in the case of a Default described in Section 6.01(a) or 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.  The Trustee shall not give notice of a Default pursuant to Section 6.01(c) until at least sixty (60) days have passed since its occurrence.

Section 7.06.  Disqualification; Conflicting Interests.  If the Trustee has or shall acquire any conflicting interest within the meaning of the TIA, it shall either eliminate such conflicting interest or resign, to the extent and in the.  manner provided by, and subject to the provisions of the TIA and this Indenture.

Section 7.07.  Compensation and Indemnity.  The Company agrees:

(a)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it under the Noteholder Documents to which it is a party (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Noteholder Documents to which it is a party (including the reasonable compensation and the expense, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)           to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Noteholder Documents to which it is a party.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, premium, if any, accrued interest, Redemption Price or Fundamental Change Redemption Price, as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d)or (e), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided that if the Trustee resigns its position hereunder it shall be deemed to have also resigned as trustee under the Junior Priority Security Documents.  Any such resignation shall not be effective until a successor Trustee hereunder and under the Junior Priority Security Documents has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee hereunder and under the Junior Priority Security Documents.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with, or ceases to be eligible under, Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee hereunder and under the Junior Priority Security Documents.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trustee business or assets  (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.  The Trustee (or if a Trustee is a member of a bank holding company, its bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of conditions.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.11.  Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

Section 7.12.  Reports by Trustee.

(a)        The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

(b)        A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or market upon which the Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when the Securities are listed on any stock exchange or market.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities.  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the principal amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect as to all outstanding Securities issued hereunder and all Security Interests in the Collateral created by the Junior Priority Security Documents in favor of the Trustee and the Securityholders.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02.  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE 9
AMENDMENTS

Section 9.01.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to comply with Article 5;

(c)           to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

(d)           to make any change that does not adversely affect the right of any Securityholder;

(e)           to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA;

(f)            to add any additional assets as Collateral;

(g)           to reflect the grant of Liens on the Collateral for the benefit of another secured party to the extent such indebtedness is permitted by the terms of Section 4.06(e) of this Indenture;

(h)           to release Collateral from the Lien of this Indenture and the Junior Priority Security Documents when permitted or required by the Noteholder Documents; or

(i)            to conform the text of this Indenture or the other Noteholder Documents to any provision contained in the Prospectus under the section “Description of the 2009 Secured Notes.”

Section 9.02.  With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities.  However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

(a)           make any change to the manner or rate of accrual in connection with interest, reduce the rate of interest referred to in paragraph

1 of the Securities or extend the time for payment of interest on any Security;

(b)           reduce the Redemption Price or extend the Stated Maturity;

(c)           reduce the Redemption Price or Fundamental Change Redemption Price of any Security;

(d)           make any Security payable in money or securities other than that stated in the Security;

(e)           make any change in Section 6.04 or this Section 9.02, except to increase any such percentage; or

(f)            make any change that adversely affects the right to require the Company to redeem the Securities upon a Fundamental Change in accordance with the terms thereof and this Indenture;

and no such amendment or supplement to this Indenture may reduce the aforesaid percentage of Securities whose Holders must consent to any such amendment or supplemental indenture, without the consent of the Holders of all the Securities then outstanding.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03.  Compliance with TIA.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, supplemental indenture, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice or revocation before the date the amendment, supplemental indenture, waiver or action becomes effective.  After an amendment, supplemental indenture, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05.  Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities,

Section 9.06.  Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

Section 9.07.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Notwithstanding anything to the contrary contained in this Article 9, the Company may amend (i) the Secured Credit Facility and (ii) to the extent contemplated by the Intercreditor Agreement and Section 11.04 hereof, any agreement or instrument evidencing a Security Interest without the consent of Trustee or any Securityholder.

ARTICLE 10
RANKING OF NOTE LIENS

Section 10.01.  Agreement for the Benefit of Holders of Senior Priority Liens.  The Trustee and each Securityholder by accepting a Security agrees, that:

(a)        the Junior Priority Liens securing the Securities upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, junior in ranking to all present and future Senior Priority Liens:

(i)        are enforceable by the holders of Senior Priority Liens, for the benefit of the holders of Senior Priority Lien Obligations secured thereby;

(ii)       will remain enforceable by the holders of Senior Priority Liens until the payment in full in cash of all Senior Priority Lien Obligations.

(b)        without the necessity of any consent of or prior notice to the Trustee or any Securityholder, the Company may (1) amend, modify, supplement or terminate the Senior Credit Facility and (2) enter into such agreements, including an Intercreditor Agreement, as may be necessary or desirable to reflect its grant of Senior Priority Liens on the Collateral for the benefit of additional secured parties, as permitted under Section 4.06(e) of this Indenture.

(c)        as among the Trustee and the Securityholders and the holders of Senior Priority Liens, the holders of the Senior Priority Liens and the Administrative Agent will have the sole ability to control and obtain remedies with respect to all Collateral without the necessity of any consent of or notice to the Trustee or any Securityholder, as set forth in more detail in the Intercreditor Agreement;

(d)        any or all Liens as set forth in, and granted under the Junior Priority Security Documents for the benefit of the Securityholders will be released by the Trustee as provided by Sections 3 or 5(b) of the Intercreditor Agreement, without the necessity of any consent of the Securityholders, upon the request of the Administrative Agent;

(e)        the Indenture and Securities are subject to the Intercreditor Agreement.  In case of any conflict or inconsistency between the terms of the Intercreditor Agreement and the Junior Priority Security Documents, the terms of the Intercreditor Agreement shall control.

Section 10.02.  Securities not Subordinated.  The provisions of this Article 10 are intended solely to set forth the relative ranking, as Liens, of the Junior Priority Liens as against the Senior Priority Liens.  The Securities are senior non-subordinated obligations of the Company.  Neither the Securities nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies of a secured party, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of this Article 10, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.03.  Relative Rights.  The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Junior Priority Liens and holders of Senior Priority Liens.  Nothing in this Indenture or the Intercreditor Agreement will:

(a)        impair, as between the Company and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such Securities in accordance with their terms or to perform any other obligation of the Company under this Indenture or the Securities;

(b)        restrict the right of any Securityholder to sue for payments that are then due and owing;

(c)        prevent the Trustee or any Securityholder from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d)        restrict the right of the Trustee or any Securityholder:

(i)        to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Company or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against the Company;

(ii)       to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(iii)      to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv)     to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;

(v)      to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi)     to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(vii)    otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose;

(x)            if it were a holder of unsecured claims; or

(y)           as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding

(except as set forth in the Intercreditor Agreement).

ARTICLE 11
COLLATERAL AND SECURITY

Section 11.01.  Junior Priority Security Documents.

(a)        The payment of the principal of and interest and premium, if any, on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise by the Company and the performance of all other obligations of the Company under this Indenture and the Securities are secured as provided in the Junior Priority Security Documents which the Company and Trustee have entered into simultaneously with the execution of this Indenture and will be secured by Junior Priority Security Documents hereafter delivered as required or permitted by this Indenture.

(b)        Pursuant to the terms of the Junior Priority Security Agreements, the Company has agreed to take such actions as may be necessary to perfect the Security Interests.  To the extent that perfection of the Collateral secured pursuant to the Intellectual Property Security Agreement may be attained by filing of financing statements under the Code, such actions will be taken on or prior to the date hereof.  To the extent that perfection of such Security Interests requires recordation with the Copyright Office and Patent and Trademark Office, the Company shall file the documentation required to effect such recordation on or before the date hereof and shall notify the Trustee of such recordation upon its effectiveness.

Section 11.02.  Trustee’s Rights and Obligations with Respect to the Collateral.

(a)        Subject to Section 7.01, neither the Trustee nor any of its respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Junior Priority Security Documents, for the creation, perfection, priority, sufficiency or protection of any Junior Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Junior Priority Liens or Junior Priority Security Documents or any delay in doing so.

(b)        Except as required or permitted by this Indenture, the Trustee will not be obligated:

(i)        to act upon directions purported to be delivered to it by any other Person;

(ii)       to foreclose upon or otherwise enforce any Junior Priority Lien; or

(iii)      to take any other action whatsoever with regard to any or all of the Junior Priority Liens, Junior Priority Security Documents or Collateral.

(c)        The Trustee will be accountable only for amounts that it actually receives as a result of the enforcement of the Junior Priority Liens or Junior Priority Security Documents.

Section 11.03.  Authorization of Actions to be Taken.

(a)        Each Securityholder, by its acceptance thereof, consents and agrees to the terms of the Noteholder Documents, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms, authorizes and directs the Trustee to enter into and deliver the Noteholder Documents to which it is a party, and authorizes and empowers the Trustee to bind the Securityholders as set forth in the Noteholder Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b)        The Trustee is authorized and empowered to receive for the benefit of the Securityholders any funds collected or distributed under the Noteholder Documents to which the Trustee is a party and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture.

(c)        Subject to the provisions of Section 7.01, Section 7.02, Article 10, and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Securityholders take all actions it deems necessary or appropriate in order to:

(i)        foreclose upon or otherwise enforce any or all of the Junior Priority Liens;

(ii)       enforce any of the terms of the Noteholder Documents to which the Trustee is a party; or

(iii)      collect and receive payment of any and all Securities.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Junior Priority Liens or the Junior Priority Security Documents to which the Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Junior Priority Security Documents to which Trustee is a party or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests under the Junior Priority Security Documents or be prejudicial to the interests of Securityholders or the Trustee.

Section 11.04.  Release of Junior Priority Liens.

(a)        The Junior Priority Liens will be released, with respect to the Securities:

(i)        in accordance with Sections 3 and 5(b) of the Intercreditor Agreement;

(ii)       in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities;

(iii)      in whole, upon satisfaction and discharge of this Indenture pursuant to Section 8.01;

(iv)     in part, as to any property constituting Collateral that is sold or otherwise disposed of by the Company to any Person other than the Company in a transaction permitted by the Noteholder Documents, at the time of such sale or disposition, to the extent of the interest sold or disposed of.

(b)        Upon delivery to the Trustee of an Officers’ Certificate requesting execution of an instrument confirming the release of the Junior Priority Liens pursuant to Section 11.04(a), accompanied by:

(i)        an Opinion of Counsel confirming that such release is permitted by Section 11.04(a); and

(ii)       all instruments requested by the Company to effectuate or confirm such release.

The Trustee will promptly execute and deliver such instruments.

(c)        All instruments effectuating or confirming any release of any Junior Priority Liens will have the effect solely of releasing such Junior Priority Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d)        The Company will bear and pay all costs and expenses associated with any release of Junior Priority Liens pursuant to this Section 11.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee.

Section 11.05.  Filing, Recording and Opinions.

(a)        The Company will comply with the provisions of TIA §314(b) and 314(d), except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person).  To the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each December [23].

(b)        Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under the Indenture and the Junior Priority Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee may, to the extent permitted by Section 7.01 and Section 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  Conflict with TIA.  If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 12.02.  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

if to the Company:

Silicon Graphics, Inc.
1600 Amphitheatre Parkway
Mountain View, California 94043
Attn:       General Counsel
Telephone Number:             (415) 960-1980
Facsimile Number:                (415) 969-6289

if to the Trustee:

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention:  Corporate Trust Services (Silicon Graphics, Inc.)
Telephone Number:  (213) 615-6043
Telefax Number:  (213) 615-6197
Paula.Oswald@usbank.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03.  Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.

The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.  Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition,

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06.  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07.  Rules By Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08.  Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a

Legal Holiday, and, to the extent applicable, no interest, if any, shall accrue for the intervening period.

Section 12.09.  Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

Section 12.10.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

SILICON GRAPHICS, INC.

By:
		Name:	Jeffrey Zellmer
		Title:	Chief Financial Officer

Attest:

________________________
Title:

[SEAL]

U.S. BANK NATIONAL ASSOCIATION

By:
		Name:	Paula M. Oswald
		Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[FORM OF LEGEND FOR GLOBAL SECURITY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SILICON GRAPHICS, INC.

$               11.75% SENIOR SECURED NOTE DUE 2009

REGISTERED	CUSIP No. 827056 AE 2

No. 1

Silicon Graphics, Inc., a Delaware corporation, promises to pay to or registered assigns, the principal amount of                      Dollars ($) on June 1, 2009 and to pay interest thereon from December     , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on December 1 and June 1 in each year, commencing June 1, 2004, at the rate of 11.75%  per annum until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be November 15 or May 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or other market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or the office or agency of the Company maintained for that purposes in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of, or by wire transfer to the account of, the Person entitled thereto as such address shall appear in the Security Register.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, Silicon Graphics, Inc.  has caused this instrument to be duly executed under its corporate seal.

SILICON GRAPHICS, INC.

By:
Name:
Title:

[SEAL]

Attest:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

SILICON GRAPHICS, INC.

11.75% SENIOR SECURED NOTE DUE 2009

1.             Interest

This Security shall bear interest at 11.75% per annum in the manner set forth in the Indenture and the face of this Security.  In the event that principal hereof or any portion of such principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Fundamental Change Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 11.75% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.

2.             Method of Payment

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Redemption Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.  Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may make such cash payments by check mailed to the address of, or by wire transfer to the account of, the person entitled to such payment.

3.             Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.             Indenture

The Company issued the Securities under an Indenture dated as of December [      ], 2003 (the “Indenture”), between the Company and the Trustee.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to $230,591,000 aggregate principal amount (subject to Sections 2.02 and 2.07 of the Indenture).

5.             Redemption at the Option of the Company

Prior to June 1, 2004, the Securities will not be redeemable at the option of the Company.  Beginning on June 1, 2004, the Company may redeem the Securities for cash as a whole at any time, or from time to time in part, upon not less than 10 days’ nor more than 60 days’ notice at the following prices (the “Redemption Price”) (expressed as percentages of the principal amount), together with accrued and unpaid interest to, but excluding, the Redemption Date.  Beginning on June 1, 2004, the Redemption Price shall be 104% of the principal amount plus accrued and unpaid interest thereon.  Beginning on June 1, 2005, the Redemption Price shall be 103% plus accrued and unpaid interest thereon.  Beginning on June 1, 2006, the Redemption Price shall be 102% plus accrued and unpaid interest thereon.  Beginning on June 1, 2007, the Redemption Price shall be 101% plus accrued and unpaid interest thereon.  Beginning on June 1, 2008, the Redemption Price shall be 100% plus accrued and unpaid interest thereon.

If any Redemption Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date.  No Securities may be redeemed by the Company if an Event of Default with respect to the payment of interest on the Securities has occurred and is continuing.

No sinking fund is provided for the Securities.

Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price, together with accrued interest to, but excluding, the Redemption Date, of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest ceases to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.             Redemption at the Option of the Holder Upon a Fundamental Change

(a)           At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder on the date (the “Fundamental Change Repurchase Date”) (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company’s notice of such Fundamental Change (as defined in the Indenture) occurring on or prior to June 1, 2009 at 100% of the principal amount.  In each case, the Company shall also pay accrued but unpaid interest, if any, on such Securities to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of principal amount.

(b)           Holders have the right to withdraw any Fundamental Change Redemption Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

(c)           If cash sufficient to pay the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on or prior to the Fundamental Change Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) on and after the Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, upon surrender of such Security).

7.             Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a

Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

8.             Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

9.             Unclaimed Money or Securities

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

11.          Defaults and Remedies

Under the Indenture, Events of Default include (i) default in payment of the principal amount, Redemption Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) default for 30 days in the payment of any installment of interest on the Securities; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) an event of default under the Old Notes Indenture, the New Convertible Indenture or the Junior Priority Security Documents shall have occurred that results in the principal amount of and accrued interest on that debt becoming immediately due and payable, and (v) certain events of bankruptcy or insolvency.  If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in  (i) or (ii) above) if it determines that withholding notice is in their interests.

12.          Lien Subordination and Sharing.  This Security is secured by Junior Priority Liens upon the Collateral pursuant to certain Junior Priority Security Documents.  The Junior Priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future Senior Priority Liens as set forth in the Indenture and the Intercreditor Agreement.

13.          Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.          No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the

Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

15.          Authentication

This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

16.          Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (Uniform Gift to Minors Act).

17.          Governing Law

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Silicon Graphics, Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attn:  General Counsel

[FORM OF OPTION TO ELECT REDEMPTION
UPON A FUNDAMENTAL CHANGE]

To:          Silicon Graphics, Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Silicon Graphics, Inc.  (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.

Dated:

Signature(s)

principal amount to be redeemed
(if less than all):

$

Social Security or other
Taxpayer Identification Number

[FORM OF ASSIGNMENT]

For value received                       hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other taxpayer identification number of assignee.)

the within Security and hereby irrevocably constitutes and appoints                                  attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

Signature Guarantee

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.